                                                                       EXHIBIT 4

                                 FIRST AMENDMENT

                  FIRST AMENDMENT, dated as of May 3, 2000 (this "Amendment"), to the 364-Day Credit Agreement, dated as of May 5, 1999 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among W.
R. Grace & Co.-Conn., a Connecticut corporation (the "Company"), W. R. Grace & Co., a Delaware corporation (the "Parent"), the several banks from time to time parties thereto (the "Banks"), Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), a national bank, as syndication agent (in such capacity, the "Syndication Agent"), The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Banks thereunder (in such capacity, the "Administrative Agent"), Chase Securities Inc., as book manager (in such capacity, the "Book Manager") and First Union National Bank, as documentation agent (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Agreement, the Banks have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers; and

                  WHEREAS, the Borrowers have requested, and, upon this Amendment becoming effective, the Banks have agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

                              SECTION I. AMENDMENTS

                  1.1 Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Agreement are used herein as defined therein.

                  1.2 Amendment to subsection 1.1. Subsection 1.1 of the Agreement is hereby amended:

                  (a) by deleting therefrom the existing definition of "Applicable Margin" and by substituting therefor the following:

                  "Applicable Margin": for any day on which the long term senior unenhanced, unsecured debt of the Company is rated by both S&P and Moody's, the rate per annum under the caption "Margin" (a "Margin Rate") set forth below opposite the S&P and Moody's ratings applicable to such debt on such day (or, if such ratings are set opposite two different Margin Rates, then the Applicable Margin shall be the lower of said two Margin Rates):


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                  Margin           S&P                        Moody's
                  ------           ---                        -------

                  1.00%            BB or lower                Ba2 or lower

                  .800%            BB+                        Ba1

                  .575%            BBB-                       Baa3

                  .475%            BBB or higher              Baa2 or higher

         provided that if on any day (i) the long term senior unenhanced, unsecured debt of the Company is rated by only one of either S&P or Moody's, the Applicable Margin will be determined based on the rating by such rating agency, (ii) the long term senior unenhanced, unsecured debt of the Company is rated by neither S&P nor Moody's, the Applicable Margin will be determined based on the rating of such debt by Duff & Phelps, Fitch or another nationally recognized statistical rating organization agreed to by and among the Company, the Administrative Agent and the Majority Banks (each, a "Substitute Rating Agency") and will be the Margin Rate set forth above opposite the S&P and Moody's ratings comparable to such Substitute Rating Agency's rating of such debt on such date and (iii) the long term senior unenhanced, unsecured debt of the Company is rated by none of S&P, Moody's or any Substitute Rating Agency, the Company, the Administrative Agent and the Banks will negotiate in good faith to determine an alternative basis for calculating the Applicable Margin consistent with the table set forth above and, if agreement on such alternative basis is not reached within 30 days, the Applicable Margin will be calculated on an alternative basis determined by the Administrative Agent and the Banks in their reasonable discretion consistent with the table above, and until such alternative basis is determined the Applicable Margin will be the Applicable Margin last determined as provided in the table above; and provided, further, that (a) if on any day the aggregate Loan Outstandings of all of the Banks plus the Aggregate Outstanding Bilateral Option Loans is greater than 25% of the Commitments but less than or equal to 50% of the Commitments, the Applicable Margin in effect on each such day shall be increased by .125% or (b) if on any day the aggregate Loan Outstandings of all of the Banks plus the Aggregate Outstanding Bilateral Option Loans is greater than 50% of all of the Commitments, the Applicable Margin in effect on each such day shall be increased by .25%.

                  (b) by deleting therefrom the existing definition of "Termination Date" and by substituting therefor the following

                  "Termination Date": May 2, 2001 or such later date to which the Termination Date may be extended pursuant to subsection 2.4.

                  1.3 Amendment to subsection 6.6. Subsection 6.6 of the Agreement is hereby amended:

                  (a) by deleting therefrom the following: "December 31, 1998" where it appears therein and

                  (b) by inserting in lieu thereof "December 31, 1999".

                  1.4 Amendment to subsection 6.16. Subsection 6.16 of the Agreement and any reference to such subsection contained in the Agreement (including, without limitation, in Exhibit I to the Agreement) are hereby deleted in their entireties.

                  1.5 Amendment to subsection 8.2. Subsection 8.2(b) of the Agreement is hereby amended:

                  (a) by deleting therefrom the following: ", (ii) to the best of such Officer's knowledge, the representation and warranty contained in subsection 6.16 is true and correct as of the date of delivery of such financial statements and certificate and (iii)" and

                  (b) by inserting in lieu thereof "and (ii)".

                  1.6 Amendment to subsection 8.9. Subsection 8.9 of the Agreement is hereby deleted in its entirety.



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                  1.7 Amendment to Schedule 1. Schedule 1 to the Agreement is
hereby deleted in its entirety and replaced with the new Schedule 1 attached to this Amendment.

                            SECTION II. MISCELLANEOUS

                  2.1 Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon:

                  (a) the Administrative Agent having received counterparts of this Amendment duly executed and delivered by the Company, the Parent, the Administrative Agent and the each of the Banks; and

                  (b) the Administrative Agent having received, on behalf of itself, the Banks and the Book Manager, the fees specified in Section 2.2 of this Amendment.

                  2.2 Fees. The Company shall pay to the Administrative Agent, for the account of the Administrative Agent, the Banks and the Book Manager, the fees in the amounts and on the terms previously agreed to in writing by the Parent, the Administrative Agent and the Book Manager.

                  2.3 Representations and Warranties. Each of the Loan Parties, as of the date hereof and after giving effect to the amendments contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 6 of the Agreement and in any other Loan Document to which it is a party; provided that each reference to the Agreement therein shall be deemed to be a reference to the Agreement after giving effect to this Amendment.

                  2.4 Limited Effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under the Agreement, nor constitute a waiver or amendment of any provisions of the Agreement. Except as expressly modified herein, all of the provisions and covenants of the Agreement are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  2.5 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

                  2.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                  (End of Page)


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                   W. R. GRACE & CO.-CONN.

                                   By:
                                      -----------------------------------
                                      Title:

                                   W. R. GRACE & CO.

                                   By:
                                      -----------------------------------
                                      Title:

                                   THE CHASE MANHATTAN BANK,
                                   as Administrative Agent and as a Bank

                                   By:
                                      -----------------------------------
                                      Title:

                                   BANK OF AMERICA, N.A.,
                                   as Syndication Agent and as a Bank

                                   By:
                                      -----------------------------------
                                      Title:

                                   FIRST UNION NATIONAL BANK,
                                   as Documentation Agent and as a Bank

                                   By:
                                      -----------------------------------
                                      Title:


                                   ABN AMRO BANK N.V.

                                   By:
                                      -----------------------------------
                                      Title:

                                   By:
                                      -----------------------------------
                                      Title:



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                                   BANK HAPOALIM B.M.

                                   By:
                                      -----------------------------------
                                      Title:

                                   CREDIT SUISSE FIRST BOSTON

                                   By:
                                      -----------------------------------
                                      Title:

                                   By:
                                      -----------------------------------
                                      Title:

                                   DRESDNER BANK AG, NEW YORK AND GRAND
                                   CAYMAN BRANCHES

                                   By:
                                      -----------------------------------
                                      Title:

                                   By:
                                      -----------------------------------
                                      Title:


                                   THE BANK OF NEW YORK

                                   By:
                                      -----------------------------------
                                      Title:

                                   THE BANK OF NOVA SCOTIA

                                   By:
                                      -----------------------------------
                                      Title:

                                   THE NORTHERN TRUST COMPANY

                                   By:
                                      -----------------------------------
                                      Title:


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                                   WACHOVIA BANK, N.A.

                                   By:
                                      -----------------------------------
                                      Title:


                                                                      SCHEDULE I
                                                                      ----------
                                   Commitments
                                   -----------

BANK                                                                 COMMITMENT
----                                                                 ----------

The Chase Manhattan Bank                                             $28,000,000

Bank of America, N.A.                                                $28,000,000

First Union National Bank                                            $28,000,000

Credit Suisse First Boston                                           $25,000,000

Dresdner Bank AG, New York and Grand Cayman Branches                 $24,000,000

The Bank of Nova Scotia                                              $24,000,000

ABN AMRO Bank N.V.                                                   $19,500,000

The Bank of New York                                                 $19,500,000

The Northern Trust Company                                           $19,500,000

Wachovia Bank, N.A.                                                  $19,500,000

Bank Hapoalim                                                        $15,000,000

TOTAL:                                                              $250,000,000
                                                                    ============